                                                                   EXHIBIT 10.37

                       SENIOR SUBORDINATED PROMISSORY NOTE


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS


THIS NOTE IS SUBJECT TO THE SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED AS OF OCTOBER 12, 2005, AMONG MANUFACTURERS AND TRADERS TRUST COMPANY, AS THE SENIOR AGENT, AND AEA MEZZANINE FUNDING LLC AND AEA MEZZANINE (UNLEVERAGED) FUND LP, AS SUBORDINATED LENDERS, AND TB WOOD'S INCORPORATED, PLANT ENGINEERING CONSULTANTS, LLC AND TB WOOD'S ENTERPRISES, INC., AS THE BORROWERS, UNDER WHICH THIS NOTE AND THE BORROWERS' OBLIGATIONS HEREUNDER, AS WELL AS ANY LIEN OF SUBORDINATED LENDERS IN ANY PROPERTY SECURING THIS NOTE, ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH THEREIN TO THE PRIOR PAYMENT OF CERTAIN OBLIGATIONS TO THE HOLDERS OF SENIOR INDEBTEDNESS AS DEFINED THEREIN.


                             TB WOOD'S INCORPORATED
                       PLANT ENGINEERING CONSULTANTS, LLC
                           TB WOOD'S ENTERPRISES, INC.


                     12% SENIOR SUBORDINATED PROMISSORY NOTE
                              DUE OCTOBER 11, 2012

$4,814,913.94                                                 New York, New York
                                                                October 27, 2012

     FOR VALUE RECEIVED, the undersigned, TB WOOD'S INCORPORATED, a Pennsylvania corporation, PLANT ENGINEERING CONSULTANTS, LLC, a Tennessee limited liability company, and TB WOOD'S ENTERPRISES, INC., a Delaware corporation (collectively, the "BORROWERS" and individually, a "BORROWER"), hereby jointly and severally promise to pay to the order of AEA Mezzanine (Unleveraged) Fund LP, a Delaware limited partnership, or its registered assigns (the "HOLDER"), the principal sum of FOUR MILLION EIGHT HUNDRED FOURTEEN THOUSAND NINE HUNDRED THIRTEEN AND NINETY FOUR HUNDREDTHS DOLLARS ($4,814,913.94) on October 11, 2012 (the "MATURITY DATE"), with interest thereon from time to time as provided herein.

1. Purchase Agreement. This Senior Subordinated Promissory Note (the "NOTE") is issued by the Borrowers, on the date hereof, pursuant to the Securities Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of October 12, 2005, by and among the Borrowers, AEA Mezzanine Funding LLC, AEA Mezzanine Fund LP, AEA Mezzanine (Unleveraged) Fund LP, TB Wood's Corporation, and T.B. Wood's Canada Ltd., and is subject to the terms thereof. This Note, together with all other promissory notes issued under the Purchase Agreement, and all promissory notes issued pursuant to paragraph 12 hereof or thereof are hereinafter referred to as the "NOTES." The Holder is entitled to the benefits of this Note and the Purchase Agreement, as it relates to the Note, and may enforce the agreements of the Borrowers contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Purchase Agreement.

2. Interest.

(a) Basic Interest. The Borrowers, jointly and severally, promise to pay interest on the principal amount of this Note at the rate of 12% per annum (the "INTEREST RATE"). Interest on this Note shall accrue from and including the date of issuance through and until repayment of the principal amount of this Note and payment of all interest in full, and shall be computed on the basis of a 360-day year of twelve 30-day months. Interest shall be paid quarterly on each March 31, June 30, September 30 and December 31 of each year or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an "INTEREST PAYMENT DATE"), beginning on December 31, 2005, by wire transfer of immediately available funds to an account at a bank designated in writing by the Holder. In the absence of any such written designation, any such interest payment shall be deemed made on the date a check in the applicable amount payable to the order of Holder is received by the Holder at its last address as reflected in Borrowers' note register; if no such address appears, then to such Holder in care of the last address in such note register of any predecessor holder of this Note (or its predecessor).

     (b) Default Rate of Interest. Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, any overdue principal of and overdue interest on this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the sum of (i) the Interest Rate and (ii) an additional 2% per annum, and, upon and during the occurrence of an Event of Default (as hereinafter defined), this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the sum of (i) the Interest Rate and (ii) an additional 2% per annum. Subject to applicable law, any interest that shall accrue on overdue interest on this Note as provided in the preceding sentence and shall not have been paid in full on or before the next Interest Payment Date to occur after the date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply.

     (c) No Usurious Interest. In the event that any interest rate(s) or premiums provided for in this Section 2 shall be determined to be unlawful, such interest rate(s) shall be computed at the highest rate permitted by applicable law. Any payment by the Borrowers of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to Borrowers.

3. Mandatory Prepayment/Redemption.

     (a) Upon the occurrence of a Change of Control (as hereinafter defined), the Borrowers shall, at the election of the Holder, prepay the outstanding principal amount of this Note at a redemption price equal to 101% of the outstanding principal amount of this Note (the "CHANGE OF CONTROL REDEMPTION PRICE"), together with interest accrued and unpaid thereon through the date of such prepayment and reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees, charges and disbursements of counsel), if any, associated with such prepayment. The Borrowers shall give written notice, in the manner specified in Section 15 hereof, to the Holder of the occurrence of a Change of Control at least fifteen (15) Business Days prior to the occurrence thereof; provided, however, that, if the Change of Control resulted from the acquisition of legal or beneficial ownership of 25% or more of the voting Equity Interests of Parent as contemplated by Section 3(b)(ii)(A) below by any executor, administrator, testamentary trustee, heir, legatee, beneficiary and/or distributee (collectively, "BENEFICIARIES") of Thomas C. Foley following his death, such notice shall be given within five (5) Business Days following his death. If the Holder makes the election pursuant to this Section 3(a), Borrowers shall pay the Change of Control Redemption Price, together with interest accrued and unpaid thereon and the expenses contemplated above, on the date that such Change of Control occurs; provided, however, that, if the Change of Control resulted from the acquisition of legal or beneficial ownership of 25% or more of the voting Equity Interests of Parent as contemplated by Section 3(b)(ii)(A) below by any Beneficiary of Thomas C. Foley following his death, the Borrower shall pay the Change of Control Redemption Price, together with interest accrued and unpaid thereon and the expenses contemplated above, on the date that is the earlier of (i) 270 days following Holder's election pursuant to this Section 3(a) and (ii) the date the outstanding principal of and all accrued interest on this Note is accelerated pursuant to Section 6(b). Until such payment is made in full, interest shall accrue and be paid in accordance with the terms of Section 2 and this Note shall be deemed outstanding for all purposes.

     (b) The term "CHANGE OF CONTROL" shall mean the occurrence of any of the following (i) any event or condition as a result of which the power, direct or indirect (A) to vote 100% of the Equity Interests having ordinary voting power for the election of directors (or the individuals performing similar functions) of any direct or indirect Subsidiary of Parent (other than TB Wood's (India) Private Limited) or (B) to direct or cause the direction of the management and policies (by contract or otherwise) of any direct or indirect Subsidiary of Parent (other than TB Wood's (India) Private Limited) is not held legally and beneficially by Parent, (ii) (A) any Person (other than Thomas C. Foley or any Person controlled by Thomas C. Foley, the term "control" having the same meaning as such term in the definition of "Affiliate") or group of Persons (within the meaning of Section 13(d) or Section 14(a) of the Exchange Act) shall have acquired legal or beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Commission under the Exchange Act) of 25% or more of the voting Equity Interests of Parent, or (B) within a period of twelve (12) consecutive months, individuals who were directors of Parent on the first day of such period shall cease to constitute a majority of the board of directors of Parent (other than those directors who have been previously approved in the ordinary course by the directors then in office), (iii) the combination of Parent, with another Person, as a result of which (A) any Person (other than Thomas C. Foley or any Person controlled (as defined above) by Thomas C. Foley) or group of Persons (as defined above) becomes the legal or beneficial ownership (as defined above) of 25% or more of the voting Equity Interests of the combined entity or (B) the directors of the Parent constitute less than a majority of the Board of Directors of the combined entity, (iv) the sale or other disposition of all or substantially all of the assets of any of the Borrowers or of one or more of their respective Subsidiaries that, individually or in the aggregate, constitute a material part of the business, operations or assets of the TBW Companies, taken as a whole, and (v) the liquidation, dissolution or winding up of any of the TBW Companies that, individually or in the aggregate, constitute a material part of the business, operations or assets of the TBW Companies, taken as a whole.

4. Optional Prepayment/Redemption.

     (a) Upon notice given to the Holder as provided in Section 4(b), the Borrowers, at their option, may prepay all or any portion of the principal amount of this Note at any time after October 31, 2007, by paying to the Holder an amount equal to the redemption prices (the "OPTIONAL REDEMPTION PRICES") set forth below (expressed as a percentage of the outstanding principal amount being prepaid, from time to time) together with interest accrued and unpaid thereon to the date fixed for such prepayment, and reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees, charges and disbursements of counsel), if any, associated with such prepayment; provided, however, each prepayment of less than the full outstanding balance of the principal amount of this Note shall be in an aggregate principal amount of this Note of $1,000,000 or a whole multiple thereof, and provided, further, that unless this Note and all Notes shall be paid in full, the aggregate principal balance of the Notes outstanding at any time shall be at least $5,000,000. If such prepayment is to be made by the Borrowers to the Holder during any of the periods set forth below, the Optional Redemption Price shall be determined based upon the percentage of the outstanding principal amount of this Note and which corresponds to the period in question:

             Period                                Optional Redemption Price
------------------------------------               -------------------------
November 1, 2007 to October 31, 2008                          106%
November 1, 2008 to October 31, 2009                          104%
November 1, 2009 to October 31, 2010                          102%
November 1, 2010 and thereafter                               100%

     (b) The Borrowers shall give written notice of prepayment of this Note, or any portion thereof, pursuant to this Section 4 not less than 15 nor more than 60 days prior to the date fixed for such prepayment. Such notice of prepayment pursuant to this Section 4 shall be given in the manner specified in Section 15 hereof. Upon notice of prepayment pursuant to this Section 4 being given by the Borrowers, the Borrowers, jointly and severally, covenant and agree that they will prepay, on the date therein fixed for prepayment, this Note or the portion hereof so called for prepayment, at the applicable Optional Redemption Price set forth above with respect to the outstanding principal amount of this Note or the portion thereof so called for prepayment, together with interest accrued and unpaid thereon to the date fixed for such prepayment, and the costs and expenses referred to in Section 4(a).

     (c) All optional prepayments under this Section 4 shall include payment of accrued interest on the principal amount of this Note so prepaid and shall be applied first to all costs, expenses and indemnities payable under the Purchase Agreement, then to payment of default interest, if any, then to payment of the basic interest, and thereafter to principal.

5. Amendment. This Note may not be amended, modified, supplemented or terminated orally.

6. Defaults and Remedies.

     (a) Events of Default. An "EVENT OF DEFAULT" shall occur if:

          (i) the Borrowers shall default in the payment of the principal or premium of this Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

          (ii) the Borrowers shall default in the payment of any installment of interest according to its terms, when and as the same shall become due and payable and such default shall continue for a period of 5 days, and such failure shall continue for a period of 5 days after request for payment thereof by the Holder; or

          (iii) the TBW Parties shall default in the due observance or performance of any covenant to be observed or performed pursuant to Section 8.1(a), 8.1(b), 8.1(c), 8.1(d), 8.1(g), 8.1(j), 8.2(a), 8.3, 8.10, 8.11 or
Article 9 of the Purchase Agreement; or

          (iv) any of the TBW Parties shall default in the due observance or performance of any other covenant, condition or agreement on the part of such TBW Party to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement or any of the other Transaction Documents (other than those referred to in clauses (i), (ii) or (iii) of this Section 6(a)), and such default shall continue for 30 days (or, in the case of a breach under Section 8.1(e), 8.1(f), 8.1(h), 8.1(i), 8.1(k), 8.1(l), 8.1(m) or 8.1(n),
15 days) default of after the earliest of (A) the date any of the TBW Parties is required pursuant to any of the Transaction Documents or otherwise to give notice thereof to the Holder (whether or not such notice is actually given) or
(B) the date of written notice thereof, specifying such default and, if such default is capable of being remedied, requesting that the same be remedied, shall have been given to the Borrowers by the Holder; or

          (v) any representation, warranty or certification made by or on behalf of any of the TBW Parties in the Purchase Agreement, this Note, any of the Transaction Documents or in any certificate or other document delivered pursuant hereto or thereto shall have been incorrect when made; or

          (vi) any event or condition shall occur that results in (A) the acceleration of the maturity of any Indebtedness of any of the TBW Parties, or
(B) a default of any Indebtedness of any of the TBW Companies, which continues beyond any applicable period of cure and which would permit the holder to accelerate (automatically or upon notice and declaration) such Indebtedness, in either case in a principal amount aggregating $500,000 or more; or

          (vii) any uninsured damage to or loss, theft or destruction of any assets of any of the TBW Companies shall occur that is in excess of $500,000; or

          (viii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of any of the TBW Companies, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any of the TBW Companies, or for a substantial part of its property or assets, or (c) the winding up or liquidation of any of the TBW Companies; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

          (ix) any of the TBW Companies shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (viii) of this
Section 6(a), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any of the TBW Companies, or for a substantial part of its property or assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (g) take any action for the purpose of effecting any of the foregoing;

          (x) one or more judgments for the payment of money in an aggregate amount in excess of $500,000 (to the extent not covered by insurance) shall be rendered against any of the TBW Companies and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any of the TBW Companies to enforce any such judgment; or

          (xi) an event or condition shall occur or exist which results in a material adverse effect on the Condition of the Companies.

     (b) Acceleration. If an Event of Default occurs under Section 6(a)(viii) or
(ix), then the outstanding principal of, all accrued interest on this Note, and any other amounts due under this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. If any other Event of Default occurs and is continuing the Holder, by written notice to the Borrowers, may declare the principal of, accrued interest on this Note, and any other amounts due under this Note to be immediately due and payable. Upon such declaration, such principal, interest and other amounts shall become immediately due and payable. The Holder may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal, interest or other amounts that have become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree. Any notice or rescission shall be given in the manner specified in
Section 15 of this Note. Notwithstanding any provision in this Note to the contrary and to the extent permitted by applicable law, if an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of any of the TBW Companies with the intention of avoiding payment of the Optional Redemption Price that the Borrowers would have had to pay if the Borrowers then had elected to optionally redeem this Note pursuant to Section 4 of this Note, then upon acceleration of this Note, an equivalent Optional Redemption Price shall also become and be immediately due and payable; provided that if such acceleration occurs before November 1, 2007, the Optional Redemption Price shall be deemed to be 112% of the then outstanding principal amount of this Note.

7. Subordination. This Note shall at all times be wholly subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner provided in the Subordination Agreement.

8. Use of Proceeds. The Borrowers shall use the principal amount of this Note in accordance with the permitted uses described in Section 8.10 of the Purchase Agreement.

9. Suits for Enforcement.

     (a) Upon the occurrence of any one or more Events of Default, the Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Purchase Agreement or this Note or in aid of the exercise of any power granted in the Purchase Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holders of this Note.

     (b) In case of any default under this Note, the Borrowers will pay to the Holder such amounts as shall be sufficient to cover the costs and expenses of such Holder due to such default, as provided in Article 7 of the Purchase Agreement.

10. Remedies Cumulative. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

11. Remedies Not Waived. No course of dealing between any of the Borrowers and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

12. Transfer.

     (a) The term "HOLDER" as used herein shall also include any transferee of this Note whose name has been recorded by the Borrowers in the Note Register. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

     (b) The Borrowers shall maintain a register (the "NOTE REGISTER") in its principal offices for the purpose of registering the Note and any transfer or partial transfer thereof, which register shall reflect and identify, at all times, the ownership of record of any interest in the Note. Upon the issuance of this Note, the Borrowers shall record the name and address of the initial purchaser of this Note in the Note Register as the first Holder. Upon surrender for registration of transfer or exchange of this Note at the principal offices of the Borrowers, the Borrowers shall, at their expense, execute and deliver one or more new Notes of like tenor and of denominations of at least $500,000 (except as may be necessary to reflect any principal amount not evenly divisible by $500,000) of a like aggregate principal amount, registered in the name of the Holder or a transferee or transferees. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Holder of such Note or such holder's attorney duly authorized in writing.

     (c) This Note may be transferred or assigned, in whole or in part, by the Holder at any time.

13. Replacement of Note. On receipt by the Borrowers of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Borrowers, at their expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by the Borrowers, such Holder must provide indemnity sufficient in the reasonable judgment of the Borrowers to protect the Borrowers from any loss that they may suffer if a lost, stolen or destroyed Note is replaced.

14. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Borrowers shall bind its successors and assigns, whether so expressed or not.

15. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery at the addresses specified in
Section 11.2 of the Purchase Agreement. All such notices and communications shall be deemed to have been duly given when: delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five Business Days after being deposited in the mail, postage prepaid; or if telecopied, when receipt is acknowledged.

16. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

17. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof. Any term or provision of this Note or any other Transaction Document to the contrary notwithstanding, the maximum aggregate amount of the obligations for which each Borrower shall be liable shall not exceed the maximum amount for which such Borrower can be liable without rendering this Note, as it relates to such Borrower, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

18. Obligations of the Borrowers. All obligations of the Borrowers under this Note shall be joint and several.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

19. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


                                    TB WOOD'S INCORPORATED


                                    By: ________________________________________
                                          Name:
                                          Title:

                                    PLANT ENGINEERING CONSULTANTS, LLC


                                    By: ________________________________________
                                          Name:
                                          Title:

                                    TB WOOD'S ENTERPRISES, INC.


                                    By: ________________________________________
                                          Name:
                                          Title: